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                                                                     Exhibit 5.1
                   [VARIAN MEDICAL SYSTEMS, INC. LETTERHEAD]

                                 March 14, 2001


Varian Medical Systems, Inc.
3050 Hansen Way
Palo Alto, California 94304

     Re:  Amended and Restated Employee Stock Purchase Plan
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Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Varian Medical Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 675,000 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable pursuant to the Company's Amended and Restated Employee Stock Purchase Plan (the "Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                      Very truly yours,


                                      /s/ Joseph B. Phair

                                      Joseph B. Phair, Esq.